SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

Date  of  Report  (Date  of  earliest
event  reported):  November  9,  2007
                   ------------------

                       WESTSIDE  ENERGY  CORPORATION
          --------------------------------------------------
     (Exact  name  of  registrant  as  specified  in  its  Charter)

    Nevada                    0-49837                      88-0349241
-------------------------------------------------------------------------------
(State  or  other        (Commission  File               (IRS  Employer
 jurisdiction  of               Number)                Identification  Number)
  Incorporation)

3131  Turtle  Creek  Blvd,  Suite  1300,  Dallas,  Texas          75219
--------------------------------------------------------------------------------
(Address  of  principal  executive  offices)                   (Zip  Code)

Registrant's  telephone  number,
including  area  code:   214/522-8990
                         ------------


________________________________________________________________________________
     (Former  name  or  former  address  if  changed  since  last  report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]     Pre-commencement  communications  pursuant  to  Rule  13e-4(c) under the
        Exchange     Act  (17  CFR  240.13e-4(c))

ITEM  1.01.     ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT

     The information included in Item 3.02 and Item 5.02 of this Current Report on Form 8-K is also incorporated by reference into this Item 1.01.

     Moreover, in connection with the private placement described in Item 3.02 below, Westside Energy Corporation ("Registrant") and Knight Energy Group II, LLC ("Knight") amended the unsecured revolving credit facility in an aggregate amount of up to $8.0 million provided by Knight to Registrant. The sole effect of this amendment was to extend the maturity date of such credit facility from September 1, 2008 to March 31, 2009.

ITEM 3.02.     UNREGISTERED SALES OF EQUITY SECURITIES.

     On November 9, 2007, Registrant entered into a Purchase Agreement (the "Purchase Agreement") with three accredited investors. The Purchase Agreement provides that these investors would purchase from Registrant an aggregate of 2,456,140 shares of Registrant's common stock, $.01 par value, at a price of $2.85 per share. The Purchase Agreement contains representations, warranties, indemnifications and other agreements believed by Registrant to be customary for transactions such as the one provided for by the Purchase Agreement.

     The placement provided for by the Purchase Agreement was completed in the several business days following the effective date of the Purchase Agreement. The cash offering resulted in approximately $7.0 million in gross proceeds. Registrant incurred various miscellaneous costs believed to be immaterial in connection with the consummation of this placement.

     The three investors included (a) two private investment funds managed by Wellington Management, LLC ("Wellington"), and (b) Knight Energy Group II, LLC ("Knight"). Wellington has in the past been the largest beneficial holder of Registrant's outstanding common stock, and (by the acquisition by the two funds managed by Wellington of shares pursuant to the Purchase Agreement) Wellington has once again become the largest beneficial holder of Registrant's outstanding common stock. Moreover, Knight recently provided an unsecured revolving credit facility in an aggregate amount of up to $8.0 million.

     The issuances of the common stock are claimed to be exempt pursuant to Rule 506 of Regulation D under the Securities Act of 1933 (the "Act"). No advertising or general solicitation was employed in offering these securities. The offering and sale were made only to accredited investors, and subsequent transfers were restricted in accordance with the requirements of the Act. The securities sold in this private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements.

     Pursuant to Rule 135c of the Act, Registrant's press release with respect to this private placement is attached to this Form 8-K as Exhibit 99.1.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

                       AMENDMENT OF EMPLOYMENT AGREEMENTS

On November 9, 2007, Registrant's Board of Directors approved the amendment of the employment agreements for each of Douglas G. Manner, Registrant's Chief Executive Officer, President and Chief Operating Officer, and Sean J. Austin,
Registrant's Chief Financial Officer. The amendments, and the employment agreements as amended, are discussed in this section.

     Douglas G. Manner. Mr. Manner's employment agreement was originally for a two-year term ending January 1, 2008. His employment agreement was amended to extend the term for one additional year until January 1, 2009. The following paragraph contains a description of Mr. Manner's employment agreement as heretofore amended.

Mr. Manner's employment agreement became effective on January 1, 2006 and may be terminated before January 1, 2009 upon a change of control of the company. The agreement currently provides for an annual salary of $275,000 and a sign-on bonus payable in Registrant's shares, the number of which (up to a maximum of 225,000 shares and subject to vesting by thirds) equals 150% of the number of Registrant's shares that he purchased from Registrant in cash before June 1, 2006. Mr. Manner timely purchased 150,000 shares and, accordingly, of the bonus shares one-third or 75,000 immediately vested, 75,000 vested on January 1, 2007, and 75,000 are deemed restricted shares and shall vest on January 1, 2008 if he is then an employee of Registrant. The agreement also provides for grants of incentive shares in increments of 100,000 shares of Registrant's common stock (for a total of 600,000 shares) each time that the 30-day trailing average of Registrant's stock's closing price equals or exceeds in succession $5.00, $6.00, $7.00, $8.00, $9.00 and $10.00 for the first time. If a change of control of the company occurs, Mr. Manner has the right to terminate his employment, in which case (or upon termination by Registrant) Mr. Manner's right to all of the remaining incentive shares shall immediately vest. Provided he meets eligibility criteria, Mr. Manner may also participate in any employee benefit plans that Registrant has or later establishes for its employees.

Sean J. Austin. Mr. Austin's employment agreement has heretofore included provisions for potential grants of incentive shares up to a total of 120,000 shares upon Registrant's stock price achieving certain levels on or before December 31, 2007. His employment agreement was amended to increase the total number of shares subject to potential grants from 120,000 to 175,000 and to extend the time by which Registrant's stock price must have achieved certain levels from December 31, 2007 to December 31, 2008. The following paragraph contains a description of Mr. Austin's employment agreement as heretofore amended.

     Mr. Austin's employment agreement became effective as of May 4, 2005, and does not have a stated term. His agreement currently provides for an annual salary of $200,000, subject to annual review, and a grant of 25,000 restricted shares of Registrant's common stock, all of which are now fully vested. The agreement also provides for grants of incentive shares in increments of 29,1662/3 shares of Registrant's common stock (for a total of 175,000 shares) each time that the 30-day trailing average of Registrant's common stock's closing price equals or exceeds in succession $5.00, $6.00, $7.00, $8.00, $9.00 and $10.00 for the first time. If a change of control of the company occurs, Mr. Austin has the right to terminate his employment, in which case (or upon termination by Registrant) Mr. Austin's right to all of the remaining incentive shares shall immediately vest. Provided he meets eligibility criteria, Mr. Austin may also participate in any employee benefit plans that Registrant has or later establish for its employees.

                                  STOCK BONUSES

     On November 9, 2007, acting upon the recommendation of Registrant's Compensation Committee, Registrant's Board of Directors approved a share bonus consisting of 33,333 shares (for an aggregate of 66,666 shares) to each of Douglas G. Manner and Sean J. Austin.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

     On November 9, 2007, at a regularly scheduled meeting, Registrant's Board of Directors amended Registrant's Amended and Restated Bylaws to make clear that Registrant may legally issue uncertificated shares, i.e. shares that are not represented by stock certificates. The Board took this action as result of a rule change by the American Stock Exchange (the exchange on which Registrant's stock is traded) that requires all AMEX-traded companies to become "DRS Eligible" by January 1, 2008. The Direct Registration System ("DRS") allows stockholders to hold their stock in a book-entry manner without the use of actual stock certificates. To comply with this regulatory development, AMEX-traded issuers must have the legal ability to issue uncertificated shares. Under applicable Nevada corporation law, Registrant may have already had the legal ability to issue uncertificated shares without any further action on Registrant's part. Nevertheless, to eliminate any future doubts or delays, Registrant's Board of Directors thought it best to amend Registrant's Amended and Restated Bylaws to provide expressly that Registrant may legally issue uncertificated shares.

ITEM  8.01     OTHER  EVENTS.

     On November 9, 2007, acting upon the recommendation of Registrant's Compensation Committee, Registrant's Board of Directors approved awards of restricted stock grants pursuant to the Company's 2007 Equity Incentive Plan, each comprised of 100,000 shares, to each of Registrant's directors other than Douglas G. Manner. Of these 100,000-share awards, one-third of these shares may become vested on January 1, 2008, one-third may become vested on January 1, 2009, and one-third may become vested on January 1, 2011, provided in each case that the related director is still serving in such capacity at such time. Notwithstanding the preceding, if a change of control of the company occurs on or after July 1, 2008, the directors' right to all of the remaining unvested shares shall vest immediately; provided that the remaining unvested shares of Keith D. Spickelmier (Registrant's Chairman of the Board) shall vest immediately upon a change of control of the company regardless of when such a change occurs. These 100,000-share awards are expected to be the only equity compensation that the related directors will receive over the next three years, unless a director's contribution to the success of Registrant warrants additional equity compensation.

Moreover, on November 9, 2007, acting upon the recommendation of Registrant's Compensation Committee, Registrant's Board of Directors approved a special share award pursuant to the Company's 2007 Equity Incentive Plan to Keith D. Spickelmier (Registrant's Chairman of the Board) for extraordinary services as a director and the Registrant's Chairman of the Board. The award consisted of 33,333 shares.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(c)          Exhibits.

Exhibit
Number          Exhibit Title

 3.01          Second Amendment to Amended and Restated Bylaws
10.01 Note Modification Agreement dated November 12, 2007 by and between Registrant and Knight Energy Group II, LLC
10.02 Purchase Agreement dated November 9, 2007 by and between Registrant, on the one hand, and Spindrift Partners LP, Spindrift Investors (Bermuda) L.P., and Knight Energy Group II, LLC, on the other hand
10.03 Registration Rights Agreement dated November 12, 2007 by and between Registrant, on the one hand, and Spindrift Partners LP, Spindrift Investors (Bermuda) L.P., and Knight Energy Group II, LLC, on the other hand
99.1 Press Release of Westside Energy Corporation dated November 15, 2007 entitled "Westside Energy Announces Additional Equity Funding."

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   WESTSIDE  ENERGY  CORPORATION
                                   (Registrant)

Date:  November  15,  2007         By:  /s/  Sean  J.  Austin
                                        ----------------------
                              Sean  J.  Austin,
                                   Vice  President  and
                                   Chief  Financial  Officer